SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
      Securities Exchange Act of 1934 (Amendment No.      )

Filed by the registrant  [ X ]

Filed by a party other than the registrant  [  ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                 KFC NATIONAL PURCHASING COOPERATIVE, INC.
__________________________________________________________________
         (Name of Registrant as Specified in Its Charter)

                 KFC NATIONAL PURCHASING COOPERATIVE, INC.
_________________________________________________________________
            (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X]  No fee required.

     (1) Title of each class of securities to which transactions applies:

__________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:

_________________________________________________________________

     (3) Per unit price of other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

__________________________________________________________________

     (5)  Total fee paid:

___________________________________________________________________
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

____________________________________________________________________

     (2)  Form, schedule or registration statement no.:

____________________________________________________________________

     (3)  Filing party:

____________________________________________________________________

     (4)  Date filed:

____________________________________________________________________



                     KFC National Purchasing Cooperative, Inc.


                        NOTICE OF EIGHTEENTH ANNUAL MEETING
                                  OF STOCKHOLDERS

                             To Be Held March 21, 1997

To the Stockholder Members:

     The Eighteenth Annual Meeting (the "Annual Meeting") of the stockholders of KFC National Purchasing Cooperative, Inc. (the "Cooperative") will be held on Friday, March 21, 1997 at 10:00 a.m. at the Cooperative's offices at 950 Breckenridge Lane, Louisville, Kentucky, for the purpose of considering and acting upon:

     1. Election of Directors. Election of one director by the holders of each of the Series A, E, F, H, I, L, and M Membership Common Stock.

     2. Other Business. Such other matters and business as may properly be brought before the meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. Stockholders of record at the close of business on February 10, 1997 are entitled to notice of and to vote at the Annual Meeting, and any adjournments thereof.

HOLDERS OF SERIES A, E, F, H, I, L, and M MEMBERSHIP COMMON STOCK ARE ENTITLED TO VOTE IN THE ELECTION OF THE DIRECTOR NOMINATED BY THE HOLDERS OF THEIR RESPECTIVE SERIES OF MEMBERSHIP COMMON STOCK.

THE PRESENCE IN PERSON OR BY PROXY OF STOCKHOLDER MEMBERS REPRESENTING A MAJORITY OF THE STOCKHOLDER MEMBERS ENTITLED TO VOTE AT THE ANNUAL MEETING SHALL CONSTITUTE A QUORUM AT THE ANNUAL MEETING. THEREFORE, EVEN IF YOU ARE NOT ELIGIBLE TO VOTE IN ANY OF THE DIRECTOR ELECTIONS, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY.

A PROMPT RESPONSE WILL BE APPRECIATED.

By Order of the Board of Directors.

Thomas D. Henrion
President and Chief Executive Officer

Louisville, Kentucky
February 11, 1997








                     KFC NATIONAL PURCHASING COOPERATIVE, INC.
                                   PROXY STATEMENT

                For the Eighteenth Annual Meeting of Stockholders

                            To Be Held on March 21, 1997

      Proxies are being solicited on behalf of the Board of Directors of KFC National Purchasing Cooperative, Inc. (the "Cooperative"), in connection with the Eighteenth Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Cooperative's offices at 950 Breckenridge Lane, Louisville, Kentucky, on Friday, March 21, 1997, at 10:00 a.m., and at any adjournments thereof. As set forth in the accompanying Notice, the purpose of the Annual Meeting is to consider the election of certain directors and such other matters and business as may properly be brought before the meeting.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Except in the election of Series A, E, F, H, I, L, and M Directors, as discussed below, each stockholder member has one vote per share of Membership Common Stock on all matters coming before the meeting. With regard to the election of directors, only stockholders of each of Series A, E, F, H, I, L, and M Membership Common Stock are entitled to cast one vote each to elect one member to the Board of Directors to represent the Series.
Proxies may be revoked at any time in writing or in person at the Annual Meeting or at any adjournment thereof. All proxies are automatically revoked one year from their date.

     The persons named in the enclosed form of proxy, who are the members of the Executive Committee of the Board of Directors, or their substitutes, will not vote a proxy for any nominee to represent a Series of Membership Common Stock unless the stockholder member appointing the proxy is eligible to vote for the nominee and designates the stockholder's preference by checking one of the appropriate boxes on the form of proxy.

     The presence in person or by proxy of stockholders representing a majority of the stockholder members entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting. The affirmative vote of two-thirds of the shares of Membership Common Stock present in person or by proxy at the meeting is required to take any action at the Annual Meeting, other than the election of directors. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business and in tabulations of the votes cast on proposals presented to stockholders.

     The mailing address of the principal executive offices of the Cooperative is 950 Breckenridge Lane, Louisville, Kentucky 40207. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is February 11, 1997. Only those holders of Membership Common Stock of record at the close of business on February 10, 1997, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On February 10, 1997, there were 605 holders of Membership Common Stock.

                                ELECTION OF DIRECTORS

     At the Annual Meeting, the directors representing the Series A, E, F, H, I, L, and M Membership Common Stockholders will be elected. The terms of the directors set forth below will expire at the meeting. Vacancies also exist with respect to the two director positions eligible to be filled by KFC National Management Company ("KFC Management"), the sole holder of Series K Membership Common Stock, but no persons have been nominated to fill these positions at the Annual Meeting.


                                Expired Directorships

         Name          Series  Class   Area or Holder

        Jack M. Richards  A     III    Indiana, Michigan, Ohio and
                                       West Virginia

        David G. Neal     E     III    Alabama, Florida, Georgia, Kentucky
                                       Louisiana, Mississippi, North Carolina,
                                       South Carolina, Tennessee and Virginia

        William E. Allen  F     III    Illinois, Iowa, Minnesota, Nebraska,
                                       North Dakota, South Dakota, and
                                       Wisconsin

        Leon W. Harman    H     III    Harman Management Corporation
                                       ("Harman")

         Paul A. Houston  I     III    Scott's Restaurants, Inc.
                                       ("Scott's")

         Benny E. Edwards L      I     National Franchisee Advisory Council
                                       ("NFAC")

         Ronald J. Young  M     III    Canada


                                      Nominees

     Harman, the sole holder of Series H Membership Common Stock, is entitled to nominate and elect as a Series one member of the Board of Directors to serve a three-year term. Harman has nominated Leon W. Harman to continue serving as a director representing Series H Membership Common Stock. Scott's, the sole holder of Series I Membership Common Stock, is entitled to nominate and elect as a Series one member of the Board of Directors to serve a three-year term. Scott's has nominated Paul A. Houston to continue serving as director representing Series I Membership Common Stock. At this Annual Meeting, NFAC, the sole holder of Series L Membership Common Stock, is entitled to nominate and elect as a Series one member of the Board of Directors to serve the remaining one year of a three-year term. NFAC has nominated Benny E. Edwards to continue serving as director representing the Series L Membership Common Stock. Certain information with respect to Messrs. Harman, Houston and Edwards is provided below at "Management of the Cooperative."

     Each of Series A, E, F, and M Membership Common Stock is entitled to nominate and elect as a Series one member of the Board of Directors. Each of the following two stockholder members has been nominated to serve as Series A Director: Thomas A. Arnold and Jack M. Richards. Mr. Arnold is 54 years of age, has worked with KFC stores since 1979, and currently serves as Executive Vice President and joint owner of Premier Restaurant Management Company, the owner and operator of 43 KFC stores. Mr. Richards is 68 years of age, has owned KFC stores for 29 years, and currently owns and operates three KFC stores. He has served as a director of the Cooperative since 1991.

     Each of the following three stockholder members has been nominated to serve as Series E Director: Brady Keys, Jr., Jerry L. Jones, and David G.
Neal. Mr. Keys is 59 years of age, has worked with KFC stores since 1969, and currently owns and operates 11 KFC stores. Mr. Jones is 53 years of age, has worked with KFC stores since 1978, and currently owns and operates 4 KFC stores. Mr. Neal is 50 years of age, has worked with KFC stores for over 20 years, and currently serves as Vice President of Operations for JRN, Inc., the owner and operator of 89 KFC stores. Mr. Neal has served as a director of the Cooperative representing Series E Membership Common Stock since 1991, and previously served on the Board of Directors as one of the two directors representing NFAC, the holder of the Series L share of Membership Common Stock.

     William E. Allen is the sole nominee to serve as the Series F Director. Certain information with respect to Mr. Allen is provided below at "Management of the Cooperative."

     Ronald J. Young is the sole nominee to serve as the Series M Director. Certain information will respect to Mr. Young is provided below at "Management of the Cooperative."

     Each of the A, E, F, H, I, L, and M Series Directors are elected by the affirmative vote of a plurality of the shares of the respective Series entitled to vote for the director voting in person or by proxy at the Annual Meeting.
As of the Record Date, there were 103 holders of Series A Membership Common Stock, 113 holders of Series E Membership Common Stock, 58 holders of Series
F Membership Common Stock, one holder each of Series H, I and L Membership Common Stock, and 26 holders of Series M Membership Common Stock.

     Each of the nominees described herein has agreed to serve if elected. The terms of the Class I Directors elected at the Annual Meeting will expire at the Cooperative's Annual Meeting for 1998 and the terms of the Class III Directors will expire at the Cooperative's Annual Meeting for 2000.


                                        MANAGEMENT OF THE COOPERATIVE

 Directors and Executive Officers

      The following table lists, in addition to other information, the directors and executive officers of the
 Cooperative at December 31, 1996, their ages, their position with the Cooperative, their present principal occupations, and the number and percentages of shares of Store Common Stock beneficially owned, directly or indirectly, by each.  The information provided with respect to the ages and number of shares beneficially owned is as of December 31, 1996.

                              Positions    Year First
                             and Offices     Became
                              Currently    Director or   Term as                     Present       Store         Percent
                              held with     Executive   Director    Series          Principal   Common Stock    of Store
 Name               Age       Cooperative    Officer     Expires  Represented(*)   Occupation    Ownership     Outstanding
 William E.         57        Director,       1988        1997         F            Operator        10             **
 Allen                        Secretary

 James G. Cocolin   47        Director        1996        1999         C           Operator         13             **

 Darrell M. Dunafon 51        Director        1995        1998         N           Operator          9             **

 Ben E. Edwards     54        Director        1996        1997         L           Operator         10             **

 Leon W.            77        Director,       1978        1997         H           Founder         266            4.5
 Harman                     Vice Chairman                                         of Harman
                            of the Board                                          Management
                                                                                  Corporation

 Edward J.          59        Director        1994        1999         J          Operator          12             **
 Henriquez, Jr.

 Paul A. Houston    47        Director        1995        1997         I        President of       408            6.8
                                                                          Scott's Restaurants, Inc.

 Grover G. Moss     52        Director        1994        1998         O          Operator          10             **

 David G. Neal      50        Director,       1991+       1997         E          Operator          89            1.5
                              Treasurer

 Robert P.          62        Director,       1990        1999         B          Operator           3             **
 Peck                        Chairman of
                              the Board

 Edward W. Rhawn    58        Director        1992        1999    Independent     Chairman          --             --
                                                                                  of Rhawn
                                                                              Enterprises, Inc.

 Jack M. Richards   68        Director        1991        1997         A          Operator           3             **

 James B. Royster   58        Director        1990        1998         L          Operator           2             **

 Dean M. Sorgdrager 34        Director        1996        1999         G          Operator           1             **

 Calvin G. White    42        Director        1992        1999         D          Operator          12             **

 Ronald J. Young    38        Director        1993        1997         M          Operator          12             **

 Thomas D.          54        Director,       1980         --          --     President & Chief     --             --
 Henrion                      President,                                      Executive Officer,
                           Chief Executive                                       Cooperative
                               Officer

 William V.         47     Vice President,    1985         --          --       Vice President,     --             --
 Holden                    Chief Financial                                      Chief Financial
                               Officer                                        Officer, Cooperative

 Judith L.          48     Vice President,    1991         --          --       Vice President,     --             --
 Hollis                    General Manager                                        Cooperative
                              KFC Sales

 W. Thomas          50     Vice President,    1982         --          --       Vice President      --             --
 Hutcherson                  Purchasing                                           Cooperative

 Kenneth L. Hartung 49     Vice President     1993         --          --       Vice President,     --             --
                                                                                  Cooperative

 John W. Inwright   40     Vice President,    1991         --          --       Vice President,     --             --
                           Operations                                             Cooperative
 _______________________

 All directors and executive officers as a group (22 persons)++                                     860          14.4

 *       KFC Management has purchased one share of Series K Membership Common Stock.  On November 16,
 1989, both directors representing KFC Management resigned as members of the Board of Directors.  KFC
 Management has not taken any action to fill the two vacancies and has not indicated whether it will take any action in the future to fill the vacancies.  The total number of shares of Store Common Stock listed as owned by directors and officers does not include the 2,028 shares of Store Common Stock believed by the
 Cooperative to be owned by KFC Management or affiliates, representing approximately 34.0% of the Store
 Common Stock outstanding.

 **      Less than one-half of one percent.

 +       Mr. Neal has previously served on the Board of Directors of the Cooperative as one of the two
 directors representing NFAC, the holder of the Series L share of Membership Common Stock.  He first began serving on the Board of Directors as a representative of Series E in February 1991.

 ++           Each director and nominee for director, other than Messrs. Henrion and Rhawn, is, or is affiliated with a member which is, the owner of one share of Membership Common Stock.  All directors and executive officers as a group (22 persons) own 15 shares of Membership Common Stock, 2.4 percent of the
 total number of Shares of Membership Common Stock outstanding.   The Store Common Stock ownership reflects
 the number of shares which each director, other than Messrs. Henrion and Rhawn, owns or which is owned by the member with which the director is affiliated.  Except as required by law, Store Common Stock has no voting rights.  Messrs. Henrion and Rhawn are neither the owners, nor affiliates of owners, of any
 Membership or Store Common Stock.
 </TABLE

      The Cooperative's Bylaws provide for a Board of Directors consisting of up to twenty voting members (with sixteen voting members currently serving) plus the Cooperative's President, who is a non-voting member. Up to nineteen directors will be elected by the holders of various series of Membership
Common Stock. Each series of Membership Common Stock is generally entitled to elect one director, except that the NFAC and KFC Management are each enti-tled to elect two directors. One director (the "Independent Director") is nominated by the Board of Directors and elected by a plurality vote of the shares of all series of Membership Common Stock entitled to vote. The
Independent Director must not be affiliated in any way with any owner or operator of a KFC or Taco Bell retail outlet ("Operator"). With the exception of the President and the Independent Director, each director of the Cooperative must be a member of the Cooperative or a shareholder, officer, employee or partner of the entity which is a member of the Cooperative.
Additionally, each director (other than the President and the Independent
Director) must be a member or an officer, director, shareholder, employee or partner of the organization which is entitled to vote for such director. All voting members of the Board of Directors serve three-year staggered terms. In addition to the twenty voting members and the President described above, the Cooperative's Bylaws provide that the Board of Directors may from time to time appoint one or more non-voting members of the Board of Directors to serve at the pleasure and upon such terms and conditions as the Board of Directors may provide. Only the Series A, E, F, H, I, L, and M directors will be elected at the Annual Meeting.

     During the last five years, Messrs. Allen, Cocolin, Dunafon, Edwards,
Harman, Henriquez, Houston, Moss, Neal, Peck, Richards, Royster, Sorgdrager,
White, and Young have been principally engaged in business as Operators, and Mr. Rhawn has been Chairman and owner of Rhawn Enterprises, Inc., a Louisville financial services holding company.

     Thomas D. Henrion joined the staff of the Cooperative in March 1980 as its President and in 1993 also became Chief Executive Officer. In 1991, Mr.
Henrion was elected to serve as a director of the National Cooperative Bank.
Mr. Henrion also serves as a director of Wholesome and Hearty Foods, Inc.
and Span-America Medical Systems, Inc.

     Except for Mr. Henrion, all officers of the Cooperative who are also directors serve in such offices on a limited, part-time basis without remuneration.

Standing Committees

     The Board of Directors of the Cooperative had four regular meetings in fiscal 1996 and no special meetings. The Board of Directors has five standing committees: Executive, Personnel, Audit and Budget, Insurance, and
Nominating.

     The Executive Committee is comprised of Messrs. Allen, Harman, Neal,
Peck and Royster and met five times during fiscal 1996.  The Executive
Committee, between the meetings of the Board and while the Board is not in session, has all the powers and may exercise all the duties of the Board of Directors in the management of the business of the Cooperative which may lawfully be delegated to it by the Board.

     The Audit and Budget Committee is comprised of Messrs. Cocolin, Edwards,
Henriquez, Moss, Neal and Young and met three times during fiscal 1996.  The
Audit and Budget Committee meets periodically with management and representatives of the Cooperative's independent accountants. The independent accountants have free access to the Committee and the Board of Directors. The Committee considers the scope, timing and fees for the annual audit and the results of audit examinations performed by the independent public accountants, including certain recommendations to improve the Cooperative's systems of accounting and internal controls, and the follow-up reports prepared by management of the Cooperative pursuant to such recommendations. The Committee reviews the Cooperative's annual budget before its consideration by the Board of Directors.

     The Insurance Committee is comprised of Messrs. Allen, Dunafon, Richards,
Sorgdrager and White and met four times during fiscal 1996.  The Insurance
Committee monitors the KFC Franchisee Insurance Program and, in conjunction with the Executive Committee, makes recommendations to the Board of Directors concerning the program.

The Nominating Committee is comprised of Messrs. Allen, Harman, Neal and
Royster. The Nominating Committee makes recommendations to the Board of Directors concerning officer positions for the Cooperative and met once during fiscal 1996. The Board of Directors considers the nomination of the Independent Director. Members of the Cooperative nominate their own candidates for director to represent their respective Series of Membership
Common Stock.

Compensation Committee Interlocks and Insider Participation

     The Personnel Committee is comprised of Messrs. Harman, Houston, Peck,
Rhawn and Royster and met four times during fiscal 1996. Pursuant to a former provision of the Cooperative's Bylaws, Mr. Peck, as Chairman of the Board, served as the Cooperative's Chief Executive Officer until May 1993;
he received no compensation from the Cooperative except for the reimbursement for expenses as provided below under "Compensation of Directors." The
Personnel Committee considers personnel policy and practices of the Cooperative and makes recommendations to the Board of Directors concerning the compensation of all officers. See "Report of Personnel Committee on Executive Compensation."

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the
"1934 Act") requires the Cooperative's directors, executive officers and certain persons to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Based solely upon a review of forms filed by the appropriate persons and written representations from such persons, the Cooperative believes that all such filing requirements were complied with in fiscal 1996 except that two directors filed untimely reports on transactions in the Company's stock as follows: Robert P. Peck, one report regarding one transaction, and Calvin G.
White, one report regarding two transactions.

Executive Compensation

     The following table shows all cash compensation paid by the Cooperative for the years ended October 31, 1996, 1995 and 1994 to the most highly compensated executive officers as to whom the total cash and cash-equivalent remuneration exceeded $100,000 during fiscal 1996.

                             Summary Compensation Table

                                                Annual Compensation

         Name and Principal      Fiscal                                 All Other
             Position             Year        Salary       Bonus(1)     Compensation(2)


             Thomas               1996       $191,798      $58,466         $22,578
             D. Henrion           1995        181,498       51,480          21,046
             President            1994        175,116       51,383          19,440
             and  Chief
             Executive
             Officer

             William              1996        101,379       16,000          13,279
             T.  Hutcherson       1995        102,034       15,815          11,631
             Vice President       1994        101,538       10,713          11,834

             William              1996         95,421       16,432          12,444
             V. Holden            1995         92,067       14,406          10,531
             Vice President       1994         85,381       10,522          10,024
             and  Chief
             Financial
             Officer

             Kenneth              1996         93,896       15,288          12,662
             L. Hartung           1995         87,099       17,861          10,457
             Vice President       1994         82,813       16,538           9,881



             Judith               1996         91,133       18,520          12,404
             L. Hollis            1995         86,800       18,346          10,230
             Vice President       1994         83,333        8,820           9,784


              (1) The Cooperative has established bonus programs for all officers under which, if they achieve certain objectives, they may receive a bonus of not greater than 40% of their base salaries. In addition, the fiscal 1994 amount for Mr. Henrion includes a one-time payment of $21,330 to Mr. Henrion pursuant to a letter agreement dated May 22, 1991, providing for such payment if Mr.
              Henrion remained employed by the Cooperative through February 15, 1994.

              (2)  Includes employer contribution to the
              Cooperative's Thrift Plan and Money Purchase Pension Plan in fiscal 1996 as follows: Mr. Henrion $6,495 and $11,083, respectively; Mr. Hutcherson $5,075 and $8,204, respectively; Mr. Holden $4,756 and $7,688, respectively;
              Mr. Hartung $4,839 and $7,823, respectively; and Ms.
              Hollis $4,740 and $7,664, respectively. For Mr. Henrion, the fiscal 1996 amount includes $5,000, representing the value to Mr. Henrion of the Cooperative's payments with respect to the insurance policy described below. See
              "Report of Personnel Committee on Executive
              Compensation."

Compensation of Directors

     No director, other than the Independent Director, receives any remuneration from the Cooperative other than reimbursement for long distance travel, hotel accommodations, and $400 per board meeting for out-of-pocket expenses. The Independent Director receives an annual fee of $10,000, plus fees of $1,000 per board meeting attended.

Report of Personnel Committee on Executive Compensation

     The Personnel Committee of the Board of Directors reviews and establishes management compensation and compensation policies and procedures. Following review and approval by the Personnel Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval. The Personnel Committee's policies and procedures for the year ending October 31, 1996, are discussed below.

        Chief Executive Officer Compensation

        Mr. Henrion serves as Chief Executive Officer at the pleasure of the Board. In fiscal 1996, Mr. Henrion received a base salary of $191,798 and an incentive bonus of $58,466. The increase in Mr. Henrion's base salary in fiscal 1996 compared to his fiscal 1995 base salary was based on the Personnel Committee's subjective determination, not based on specific criteria, that Mr. Henrion continues to be a valuable employee and has met or exceeded the Cooperative's expectations in the preceding fiscal year.
With respect to the level of Mr. Henrion's base salary, as discussed below, a nationally recognized management consulting firm determined during 1994 that the Cooperative's executive officer compensation (salary plus bonus) was generally in the low range of compensation for executives in comparable job positions in Kentucky and throughout the United States.

        The Personnel Committee has established an incentive bonus program
(the "Incentive Bonus Program") for each of its executive officers, including
Mr. Henrion, under which, if an officer achieves certain specified objectives, the officer may receive a bonus of not greater than 40% of base salary. The Personnel Committee determined the amount of Mr. Henrion's 1996 bonus based on its assessment of his performance in the following three areas: (i) his contribution toward obtainment of Cooperative objectives, including (A) overall level of sales, (B) operating expenses as a percent of sales and (C) operating income after bad debt but before patronage dividend and income taxes, (ii) his overall management leadership, and (iii) his flexibility in dealing with issues confronted by the Cooperative during the year. The Personnel Committee generally weighted each of the three areas as follows: 60% weight to area (i) and 20% weight to areas (ii) and (iii).
Based on the Cooperative's performance results in area (i) and the Personnel
Committee's subjective determination of Mr. Henrion's performance in the other areas, the Personnel Committee recommended, and the Board of Directors awarded, Mr. Henrion a bonus of $58,466.

     In addition, Mr. Henrion and the Cooperative have executed a Supplemental Benefits/Consulting Agreement (the "Supplemental Agreement"), effective January 1, 1994, whereby Mr. Henrion will receive deferred compensation upon either his retirement or his voluntary or involuntary termination not for cause, as defined. The Cooperative's determination to enter into the Supplemental Agreement was primarily based on the Board of Directors' subjective sense of the value of Mr. Henrion's continued loyalty and service to the Cooperative, the Cooperative's desire to assist Mr.
Henrion in providing for his retirement, as well as the contingencies of death and disability, and to provide Mr. Henrion with an incentive to provide advisory services to the Cooperative in a consulting capacity upon his eventual retirement.

     Pursuant to the Supplemental Agreement, commencing upon his departure from the Cooperative (so long as his departure is not the result of a termination for cause) and for the duration of the "Period" as defined below, Mr. Henrion will receive monthly compensation equivalent at least to one-twelfth of 18% of his annual base compensation averaged over a three-year period ("Averaged Annual Compensation"). The Period will be a number of months equal to the number of months Mr. Henrion has worked for the Cooperative after January 1, 1994. In addition, for one year following the expiration of the Period, Mr. Henrion will receive, in equal monthly installments, an amount equal to his Averaged Annual Compensation. As of October 31, 1996, Mr. Henrion's Averaged Annual Compensation for purposes of the Supplemental Agreement was $185,175, with one-twelfth of 18% of this amount equal to $2,778.

     If Mr. Henrion chooses to provide consulting services following his departure from the Cooperative, in lieu of the monthly supplemental retirement benefits at the annual rate of 18% of his Averaged Annual
Compensation, he will receive monthly compensation equivalent to one-twelfth of 30% of his Averaged Annual Compensation for so long as he provides such consulting services. In any event, Mr. Henrion may not provide consulting services for longer than the Period or seven years, if the Period exceeds seven years. Mr. Henrion may elect to receive the supplemental retirement income described above in a lump sum payment of the present value of such income, in lieu of the monthly payments.

     The Supplemental Agreement also provides Mr. Henrion with an increasing death benefit whole life split-dollar insurance policy in an initial face amount of $147,384 (the "Policy"). The Cooperative will pay the $10,000 annual premium on the Policy unless and until Mr. Henrion's employment ceases for any reason. The Cooperative has a 50% interest in the death benefits and cash value under the Policy. Should Mr. Henrion's employment terminate for any reason before his death, Mr. Henrion has the option of purchasing the Cooperative's interest in the Policy for 50% of its then cash value. If Mr.
Henrion does not exercise his right to purchase the Cooperative's interest in the Policy, the Cooperative may either purchase Mr. Henrion's interest in the Policy for 50% of its then cash value or elect that the Policy be surrendered, in which case the cash value will be paid one-half to Mr.
Henrion and one-half to the Cooperative.

     Compensation of Executive Officers Generally

     As a general matter, the Personnel Committee in making recommendations to the Board of Directors considers increases in the base salary compensation of each of its officers annually between 0% and 8% depending on the Personnel
Committee's assessment of the value of the officer's position within the Cooperative organization. It is the Personnel Committee's policy to analyze jobs and job descriptions in addition to the individuals filling the job positions. During 1994, the Cooperative also commissioned a report by a nationally recognized management consulting firm, which analyzed the Cooperative's management structure as well as salary information regarding executive officers of the Cooperative. Among other things, the report concluded that Cooperative executive salaries overall were in the low range of competitive salaries for executives in comparable job positions in Kentucky and throughout the country. The consulting firm considered compensation data primarily from the wholesale trade and chain restaurant industry sectors, with some business services and general industry data also referenced. The Personnel Committee considered the consulting firm's report in making the fiscal 1996 executive salary recommendations.

     Individual performance-based bonuses for the Cooperative's other key executive officers under the Incentive Bonus Program are distributed annually at the discretion of the Board of Directors, upon recommendation by the Personnel Committee, based on the achievement of certain specified objectives by each officer. The individualized criteria may include such objective and subjective factors as the officer's success in meeting the objectives of the Cooperative (such as operating expenses as a percent of sales and income), the officer's management and communication skills, or the officer's handling of accounts receivable.

     In addition to the individual performance-based bonuses described above, executive officers participate in the Cooperative's Thrift and Money Purchase
Pension Plans (the "Plans"), which Plans are available to all active employees of the Cooperative. These Plans (referred to herein, where appropriate, as the "Thrift Plan" and the "Pension Plan") are structured to motivate the officers and employees of the Cooperative to do an outstanding job of managing and operating the Cooperative.

     Under the Thrift Plan, money is contributed by an employee to an employee's Plan account based on the employee's elective contributions (which are subject to certain legal limitations). The Cooperative may also make additional contributions under the Thrift Plan to the employee's plan account based on a portion of the Cooperative's profits. The Cooperative is not obligated to make any additional contributions under the Thrift Plan and thus voluntary additional contributions may be less in some years than in others. If the Cooperative determines to make an additional contribution to the Thrift Plan, the amount is divided among all eligible employees on the basis of their annual compensation. The Cooperative's voluntary contribution to the Thrift Plan in fiscal 1996 was equivalent to 4.36% of each eligible executive officer's annual base salary.

     Under the Pension Plan, the Cooperative is obligated to make matching contributions to the employee's account based on the amount of elective contributions made by the employee to the Thrift Plan. The Cooperative will match $2.00 for every $1.00 contributed by an employee to the Thrift Plan, up to the first 1% of the employee's annual compensation; thereafter, the Cooperative will match the elective contribution dollar-for-dollar from the next 5% of the employee's annual compensation.

                                                 Personnel Committee Members
                                                      Leon W. Harman
                                                      Paul A. Houston
                                                      Robert P. Peck
                                                      Edward W. Rhawn
                                                      James B. Royster

Performance Graph

     Under rules adopted by the Securities and Exchange Commission in 1992, each corporation with securities registered under the Securities Exchange Act of 1934 is required to provide in its proxy statement a line graph comparing, for the previous five years, the cumulative total return on its common stock with the cumulative total return of a broad equity market index and an industry index or peer group. The Cooperative cannot provide this graph because there is no meaningful information with respect to cumulative return on any class of the Cooperative's capital stock. The Cooperative's stockholder members purchase Membership Common Stock and Store Common Stock to participate in the Cooperative's member programs, including the patronage dividend program, and to participate in the Cooperative's management through the election of directors. The stockholder members do not purchase the Cooperative's capital stock with any expectation of return on their investment through stock appreciation or per share dividends. The Cooperative's
Membership Common Stock and Store Common Stock are issued only to Operators.
No class of the Cooperative's capital stock is listed on an exchange or traded in any other public trading market. Since July 1, 1983, the Cooperative from time to time has offered shares of its Membership Common Stock at a per share price of $10 and shares of its Store Common Stock at a per share price of $400.

Transactions With Stockholders, Directors and Officers

     All present voting members of the Board of Directors and nominees for the Board, except the Independent Director, are Operators or represent Operators and have purchased or may purchase equipment and supplies from the Cooperative or from distributors who purchase from the Cooperative. All purchases by directors and nominees or their affiliates from the Cooperative are made on the same terms and conditions as purchases by any other Operator. Several
Operators are also in the business of purchasing equipment and supplies for sale and distribution to other Operators and may purchase such equipment and supplies from the Cooperative.

                STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual
Meeting of Stockholders must be received by the Cooperative on or before October 14, 1997 to be eligible for inclusion in the Cooperative's proxy statement and proxy relating to that meeting.

                                  OTHER INFORMATION

     The officers and directors of the Cooperative do not know of any matters to be presented at the meeting and submitted to a vote of the Stockholder
Members other than those specified above. If any other matter should come before the meeting, it is intended that the persons named in the enclosed form of proxy, who are members of the Executive Committee of the Board of Directors, or their substitutes, will vote the proxy in accordance with their discretion on such matters.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Cooperative. Solicitation may be undertaken by mail, telephone and personal contact by Directors, officers and employees of the Cooperative without additional compensation.

     The Cooperative has appointed the firm of KPMG Peat Marwick LLP to serve as the Cooperative's independent certified public accountants. Representatives of KPMG Peat Marwick LLP will not be present at the Annual Meeting.

     "Taco Bell" and "KFC" are registered trademarks of Taco Bell Corporation and KFC Corporation, respectively, and are used in these materials for identification purposes only. The Cooperative is an independent provider of products and is not affiliated with Taco Bell Corporation or KFC Corporation, except that KFC Management is a stockholder member of the Cooperative.


Louisville, Kentucky
February 11, 1997



           KFC NATIONAL PURCHASING COOPERATIVE, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held March 21, 1997
           Please Mark, Sign, Date and Return Immediately

       EVEN IF YOU ARE NOT A MEMBER OF A SERIES BEING ELECTED AT
    THIS ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THIS
                             PROXY FORM


I, the undersigned Stockholder Member of KFC National Purchasing
Cooperative, Inc. (the "Cooperative"), do hereby nominate, designate and appoint Robert P. Peck or William E. Allen or Leon W.
Harman or David G. Neal or James B. Royster or any one of them with full power to act alone, my true and lawful attorney(s), with full power of substitution, for me and in my name, place and stead to vote all of the Membership Common Stock of the Cooperative standing in my name on its books and which I am entitled to vote at the annual meeting of its stockholder members to be held at 10:00 a.m.
on March 21, 1997, at the Cooperative's offices at 950 Breckenridge
Lane, Louisville, Kentucky, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1.   ELECTION OF SERIES DIRECTORS BY SERIES MEMBERS ONLY

To elect the following indicated nominees as members of the Cooperative's Board of Directors to represent their respective
Series of Membership Common Stock.

   VOTE ONLY FOR A NOMINEE OF YOUR SERIES. Note: Do not vote unless you hold series A, E, F, H, I, L, or M stock.

                      YOUR SERIES IS _______

                       CHECK ONE BOX ONLY!


          Series         Name                     For

             A           Tom Arnold                _
                         Jack Richards             _

             E           Jerry L. Jones            _
                         Brady Keys, Jr.           _
                         David G. Neal             _

             F           William E. Allen          _

             H           Leon W. Harman            _

             I           Paul A. Houston           _

             L           Ben E. Edwards            _

             M           Ronald J. Young           _


2.   OTHER BUSINESS

To transact all other matters and business which may properly come before the meeting.

Information regarding the matters to be acted upon at the Annual
Meeting is contained in the Proxy Statement accompanying this Proxy. This Proxy will be voted as specified. If no instruction is indicated on a properly executed and dated proxy form, then the above-named proxies, or any of them or their substitutes, will vote the share represented IN ACCORDANCE WITH THEIR DISCRETION on any matters or business, other than the election of directors, that may properly come before the meeting. (The above-named proxies will not vote for any director nominees named above to represent a Series unless a nominee has been specified.) THIS PROXY IS SOLICITED BY
THE BOARD OF DIRECTORS.

IN WITNESS WHEREOF, I have signed my name on ________________, 1997.



__________________________________________
(Signature of Stockholder)






__________________________________________
(Printed Name)

Please sign exactly as name appears in address on this form of proxy. When shares are held by joint tenants, both should sign.
If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THE PRESENCE IN PERSON OR BY PROXY OF STOCKHOLDER MEMBERS
REPRESENTING A MAJORITY OF THE STOCKHOLDER MEMBERS ENTITLED TO VOTE
AT THE ANNUAL MEETING SHALL CONSTITUTE A QUORUM AT THE ANNUAL
MEETING.


                A PROMPT RESPONSE IS APPRECIATED!



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